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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported):  March 28, 2002


                                   KFX INC.
                                   --------
            (Exact name of Registrant as specified in its charter)

           Delaware                      0-23634                84-1079971
         ------------                  -----------            --------------
(State or other jurisdiction of   Commission File Number       IRS Employer
incorporation or organization)                             Identification Number

           3300 East 1/st/ Avenue, Suite 290
                 Denver, Colorado, USA                     80206
       ----------------------------------------       ----------------
       (Address of principal executive offices)          (Zip Code)


                                (303) 293-2992
                                --------------
                        (Registrant's telephone number,
                             including area code)

                                not applicable
                                --------------
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

As described in the KFx Inc. ("KFx") press release dated April 2, 2002, KFx made the final guaranteed purchase installment payment to Pavilion Technologies, Inc. ("Pavilion") on March 28, 2002 on behalf of its majority-owned subsidiary, Pegasus Technologies, Inc. ("Pegasus"), a South Dakota Corporation, on favorable terms. By making the early payment, the remaining guaranteed purchase payments were reduced from $6.5 million to $4.5 million.

KFx arranged financing for the payment to Pavilion through a private placement of common stock and warrants completed on March 28, 2002. The terms of the private placement included the sale of 2 million shares of common stock at $2.50 per share and warrants to purchase 2.25 million shares of common stock at a purchase price of $2.75 per common share, subject to adjustment. KFx agreed with the investors to file a registration statement with the Securities and Exchange Commission to register the common stock and warrants issued as part of this financing. If KFx does not file this registration statement by April 30, 2002, then KFx must issue to each investor an additional warrant to acquire the number of shares of common stock equal to 10% of the number of shares of common stock issuable on exercise of the warrants originally issued to each investor. Thereafter, KFx must continue to issue additional warrants at the end of each subsequent 30-day period if the registration statement remains unfiled. These new warrants will have the same terms and conditions as the original warrants issued to the investors.

All of the shares issued as part of this financing are subject to a "put and call" option, which requires KFx to repurchase these shares at a price of $2.50 per share (subject to adjustment for subsequent dilutive offerings) plus 9% simple interest per year if exercised by the investors. The put option becomes effective either on July 31, 2002 or upon the redemption or conversion of all of KFx's 6% convertible debentures issued under their indenture dated as of July 25, 1997, between KFx and First Bank National Association, doing business as Colorado National Bank, as trustee. Management believes the terms of the put option, if exercised, provide sufficient time to secure the necessary funding through sales of assets or securities in an orderly manner. If two-thirds or more of the investors exercise their put option and KFx is unable to secure the necessary funding to satisfy these exercised put options within the time provided by the put and call option, then KFx must transfer its interests in all the shares of common stock and preferred stock of Pegasus to the investors. The put and call option also provides KFx the right to call the shares at a premium of 25% plus 9% interest during the time the shares were outstanding if the put option adversely affects future financing. The put option expires at 11:59 p.m., California time, on December 23, 2002. Additionally, KFx has agreed to nominate two persons selected by the investors to serve on the board of directors of KFx and, upon election to the board, appoint these two persons to serve on the board's executive committee. This agreement will remain in force until the investors, as a group, hold less than 400,000 shares of KFx's common stock.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

     Number    Description
     ------    -----------

     10.1 Common Stock and Warrant Purchase Agreement between KFx Inc. and the Investors dated March 28, 2002.

     99.1 Press Release, dated April 2, 2002 (regarding the final payment to Pavilion from the proceeds of a private equity placement in
               KFx).

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2002          KFx Inc.
                              (Registrant)
                              By:
                              /s/ Patrick S. Flaherty
                              ----------------------------------------
                              Patrick S. Flaherty
                              Vice President-Finance and Chief Financial Officer

                                       4
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                                 EXHIBIT INDEX


     Number    Description
     ------    -----------

      10.1 Common Stock and Warrant Purchase Agreement between KFx Inc. and the Investors dated March 28, 2002.

      99.1 Press Release, dated April 2, 2002 (regarding the final payment to Pavilion from the proceeds of a private equity placement in
               KFx).

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